                                                                    EXHIBIT 99.2

                                       -----------------------------------------
                                       | [_] AMENDMENT--Check only if you
         Bay State Gas Company         | are amending a previously submitted
                                       | Form of Election. See Instruction A.2.
                                       -----------------------------------------
           FORM OF ELECTION
           TO RECEIVE CASH

     PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS. IN ORDER FOR YOUR ELECTION TO BE EFFECTIVE, THIS ELECTION FORM, TOGETHER WITH CERTIFICATES FOR BAY STATE GAS COMPANY COMMON SHARES OR A VALID GUARANTEE OF DELIVERY THEREOF, MUST BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 4:00 P.M., CHICAGO TIME, ON ___________________ , 199_.

     NOTICE: ONLY SHAREHOLDERS WHO DESIRE TO RECEIVE CASH IN EXCHANGE FOR ALL OR ANY PORTION OF THEIR BAY STATE GAS COMPANY COMMON SHARES SHOULD COMPLETE AND RETURN THIS FORM. SHAREHOLDERS WISHING TO RECEIVE NIPSCO INDUSTRIES, INC. COMMON SHARES FOR ALL OF THEIR BAY STATE GAS COMPANY COMMON SHARES SHOULD NOT COMPLETE THIS FORM.

                                Exchange Agent:

                         HARRIS TRUST AND SAVINGS BANK

                             By Overnight Courier:

                      311 West Monroe Street, 11th Floor
                               Chicago, IL 60606

                           By Facsimile Transmission
      By Mail:          (for Eligible Institutions only):      By Hand:

   Corporate Trust             Fax: (312) 765-8244        Central Receiving
 Operations Division                                  311 West Monroe, 1st Floor
    P.O. Box 830                                          Chicago, IL 60606
Chicago, IL 60690-0820

                             Confirm by telephone:

                                (312) 461-5048

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Names(s) and Address(es) of Registered Owner(s)    Certificate(s) Enclosed
                (Please complete)                 (Attach list if necessary)
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                                                                 Total Number
                                                                   of Shares
                                                   Certificate    Represented
                                                      Number     by Certificate
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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                                  Total Shares
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                                       1

Ladies and Gentlemen:

     The undersigned hereby submits this Form of Election and accompanying stock certificates or guarantee of delivery (see Instruction A.1.) for the purpose of stating the undersigned's election to convert some or all of the common shares, par value $3.33 1/3 per share ("Bay State Shares"), of Bay State Gas Company ("Bay State") held by the undersigned into the right to receive $40.00 in cash, without interest, per each Bay State Share pursuant to the proposed merger (the "Preferred Merger") of Bay State into a wholly owned subsidiary of NIPSCO Industries, Inc. ("Industries"), or, alternatively, the proposed merger of Bay State into Industries' wholly owned subsidiary, Northern Indiana Public Service Company, followed immediately by the merger of Bay State's wholly owned subsidiary, Northern Utilities into Northern Indiana Public Service Company (the "Alternative Merger"), all as more fully described in the accompanying Proxy Statement/Prospectus dated April 20, 1998 (the "Merger" refers to the acquisition of Bay State by Industries, regardless of whether its structure is the Preferred Merger or the Alternative Merger). The certificates submitted herewith must be duly endorsed in blank or otherwise in form acceptable for transfer on the books of Bay State, with a signature guarantee if required by the Instructions (see Instruction F.5.). If no certificates are submitted herewith, there is furnished below a guarantee of delivery of such Bay State Shares by no later than 4:00 p.m., Chicago time, on the fourth business day prior to the anticipated effective time of the Merger (see Instruction A.1.).

     This Election is subject to the terms, conditions and the proration and other limitations set forth in the Agreement and Plan of Merger, dated as of December 18, 1997, as amended and restated on March 4, 1998, by Industries and Bay State (the "Merger Agreement"), including the obligation that this Form of Election, accompanied by the above-described certificates representing Bay State Shares or a valid guarantee of delivery thereof, must be received by the Exchange Agent no later than 4:00 P.M., Chicago time, on the fourth business day prior to the anticipated effective time of the Merger (the "Election Deadline"). THE UNDERSIGNED ACKNOWLEDGES THAT ANY ELECTION MADE IN CONNECTION WITH THE MERGER IS SUBJECT TO THE PRORATION AND OTHER LIMITATIONS PROVIDED IN THE MERGER AGREEMENT. Bay State Shares not converted into the right to receive cash will be converted into common shares, without par value, and the associated Preferred Share Purchase Rights, of Industries ("Industries Shares") as described in the accompanying Proxy Statement/Prospectus.

     The undersigned hereby elects to have all or a portion of his or her Bay State Shares converted in accordance with the following election if and when the Merger is consummated:

            ------------------------------------------------------
                                 CASH ELECTION

                      The undersigned elects to convert


                      -----------------------------------
                      (fill in number of shares or "ALL")

            of the undersigned's Bay State Shares into cash at the exchange rate of $40.00 per Bay State Share.

                              (See Instruction C)
            ------------------------------------------------------

     THE TAX CONSEQUENCES TO A HOLDER OF BAY STATE SHARES WILL VARY DEPENDING ON WHETHER THE HOLDER ELECTS TO RECEIVE CASH. SEE "THE MERGER--CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

     If the number of Bay State Shares represented by accompanying certificates (or by certificates delivery of which is guaranteed) exceeds the number of Bay State Shares as to which an election is made above, the excess Bay State Shares will be converted into Industries Shares pursuant to the Merger Agreement. If this Form of Election is improperly completed or executed, not received by the Election Deadline or not accompanied by the necessary stock certificates or a valid guarantee of delivery, or if the certificates covered by a guarantee of delivery are not in fact received by the Exchange Agent within the time specified in the guarantee, the Bay State Shares covered hereby will be converted into Industries Shares.

     The undersigned hereby appoints Harris Trust and Savings Bank as the undersigned's attorney-in-fact, with full power of substitution and re-substitution, for the purpose of causing the undersigned's Bay State Shares to be converted into the right to receive cash in accordance with the directions contained in this Form of Election and the Merger Agreement.

     The undersigned understands and agrees that the acceptance of any Form of Election by the Exchange Agent (or any other authorized person) will not of itself create any right to receive cash in exchange for Bay State Shares deposited pursuant to the Form of Election and that such right will arise only if the Merger is consummated and only to the extent provided in the Merger Agreement. The undersigned further understands that the election made on this Form of Election may be withdrawn or changed only in accordance with the Instructions accompanying this Form of Election. See Instructions A.2. and A.3.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY
STATEMENT/PROSPECTUS DATED APRIL 20, 1998 RELATING TO THE MERGER.

     Additional copies of the Proxy Statement/Prospectus may be obtained without charge by contacting the Exchange Agent at the address or telephone number listed above.
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


                                            SIGN HERE
     X__________________________________________       Dated: _________________________, 199_
          Signature of Shareholder or Agent

                                                       Taxpayer Identification or
     X__________________________________________       Social Security Number_______________
      Signature of Joint Shareholder(s) (if any)


     ___________________________________________      Telephone Number: ( ) ________________
                (Please print name)


     (Must be signed by registered holder(s), exactly as names(s) appear(s) on certificates, or by person(s) authorized to become registered holder(s). See Instruction F.3.)

________________________________________________________________________________

                           SIGNATURE(S) GUARANTEED:

                        _______________________________
                            (Authorized Signature)
                     PLEASE NOTE THAT SIGNATURE(S) MUST BE
                    GUARANTEED UNDER CERTAIN CIRCUMSTANCES.
                             See Instruction F.5.
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
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                                  PLEASE NOTE

     You will be deemed not have made a valid election (1) if no choice is indicated above, (2) if you fail to follow the instructions on this Form of Election (including submission of your Bay State Share certificates) or otherwise fail to make an election or to complete this Form properly, (3) if the Exchange Agent does not receive your Form of Election and Bay State Share certificates (or a valid guarantee of delivery) before the Election Deadline stated above, or (4) if the Exchange Agent does not receive certificates for any Bay State Shares covered by a guarantee of delivery within the time specified in the guarantee. Any Bay State Shares not covered by a valid election will be converted into Industries Shares pursuant to the Merger Agreement.
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                             GUARANTEE OF DELIVERY
        (TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH)

     The undersigned [check appropriate box below] guarantees delivery to the Exchange Agent of the certificates for Bay State Shares to which this Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Bay State, no later than 4:00 P.M., Chicago time, on the fourth business day prior to the anticipated effective time of the Merger.
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[_]  a member of a registered national securities
     exchange                                     -----------------------------
                                                        (Firm-Please Print)
[_]  a member of the National Association of
     Securities Dealers, Inc.                     -----------------------------
                                                      (Authorized Signature)

[_]  a bank, broker, dealer, credit union,
     savings association or other entity          -----------------------------
     that is a member in good standing of
     the Securities Transfer Agent's Medallion    -----------------------------
     Program, the New York Stock Exchange                  (Address)
     Medallion Signature Guarantee Program or     -----------------------------
     the Stock Exchange Medallion Program           (Area Code and Telephone
                                                     Number)
-------------------------------------------------------------------------------

                       INSTRUCTIONS TO FORM OF ELECTION

A. SPECIAL CONDITIONS

   1. Time in Which to Elect

      To be effective, an election on this Form or a facsimile hereof, accompanied by the above-described certificates representing Bay State Shares or a valid guarantee of delivery thereof, must be received by the Exchange Agent no later than the Election Deadline. Bay State Shareholders who make an election that includes a valid guarantee of delivery will remain subject to the condition that the certificates whose delivery is thereby guaranteed must in fact be delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Bay State, no later than 4:00 p.m. Chicago time, on the fourth business day prior to the anticipated effective time of the Merger. Persons whose certificates representing Bay State Shares are not so received by such specified date will forfeit the right to receive cash for all or any portion of their Bay State Shares pursuant to the Merger.

   2. Amendment

      Any Form of Election may be amended by the person submitting the same to the Exchange Agent only by submitting a properly completed and signed revised or amended Form of Election (facsimile copies are acceptable) and all required additional documents to the Exchange Agent prior to the Election Deadline. In such cases, the box in the upper right hand corner of the face hereof must be checked.

   3. Revocation

      Any Form of Election may be revoked by the person submitting the same to the Exchange Agent by written notice (or by written withdrawal of certificates previously deposited with the Exchange Agent) received by the Exchange Agent prior to the Election Deadline. Certificates may also be withdrawn at any time after the sixtieth day following the Election Deadline, if the Merger has not been consummated prior to that date.

   4. Termination of Right to Elect

      All Forms of Election will be void and of no effect if the Merger Agreement is terminated and, promptly after any such termination, any stock certificates submitted herewith shall be returned to the person submitting them.

B. LIMITATIONS

      The Merger Agreement provides that elections made by Bay State Shareholders will be subject to proration as necessary so that no more than a specified maximum of Bay State Shares are converted into the right to receive cash in the Merger and so that counsel for Bay State and Industries are able to deliver their opinions to the effect that the Merger will qualify as a tax-free reorganization. See "THE MERGER--Cash Elections; Allocation and Proration" in the accompanying Proxy Statement/Prospectus.

C. SHARES AS TO WHICH AN ELECTION IS MADE

      Subject to the limitations referred to in Instruction B above, at the effective time of the Merger, each Bay State Share represented by certificates delivered herewith (or delivery of which is guaranteed in accordance with Instruction A.1) as to which an election is made will be converted into the right to receive $40.00 in cash, without interest. See "THE MERGER--Overview of the Merger" in the accompanying Proxy Statement/Prospectus.

D. SHARES AS TO WHICH NO VALID ELECTION IS MADE

      If no valid election is made with respect to any Bay State Shares represented by certificates delivered herewith (or delivery of which is guaranteed in accordance with Instruction A.1), such shares will be converted into Industries Shares pursuant to the Merger Agreement.

                                       7